Exhibit 21.1

To

Annual Report

Form 10-K

For the Year ended December 31, 2021

Subsidiaries of the Registrant

Canada MusclePharm Enterprises Corporation (2012) Ontario, Canada Registered

MP Holding Ireland, LLC (2014) Delaware LLC

MusclePharm Holdings Ireland (2014) Ireland Registration Isle of Man Managed Company

MusclePharm Ireland (2014) Ireland Registration

MusclePharm Australia PTY LTD (2015) Australian Registration